Exhibit 10.1

WAIVER, AGREEMENT,

AMENDMENT NO. 1 TO 2008 WARRANT &

AMENDMENT NO. 2 TO 2001 WARRANT

THIS WAIVER, AGREEMENT, AMENDMENT NO. 1 TO 2008 WARRANT AND AMENDMENT NO. 2 TO 2001 WARRANT (this “Agreement”) is made as of November 10, 2008 by and between Sequoia Enterprises, L.P., a California limited partnership (“Lender”), and Diedrich Coffee, Inc., a Delaware corporation (the “Company”).

Reference is made to (i) that certain Contingent Convertible Note Purchase Agreement, dated as of May 10, 2004, by and between Lender and the Company (as amended, the “Note Purchase Agreement”), (ii) that certain Loan Agreement, dated as of August 26, 2008, by and between Lender and the Company (the “Loan Agreement” and, together with the Note Purchase Agreement, the “Loan Documents”), (iii) that certain Warrant to purchase 1,667,000 shares of Company common stock issued by the Company to Lender on August 26, 2008 (the “2008 Warrant”) and (iv) that certain Warrant to purchase 250,000 shares of Company common stock issued by the Company to Lender on May 8, 2001 (the “2001 Warrant” and, together with the 2008 Warrant, the “Warrants”). Capitalized terms but not defined herein have the respective meanings ascribed to them in the Note Purchase Agreement, the Loan Agreement, the 2008 Warrant or the 2001 Warrant, as applicable.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and the Company agree as follows:

1. Waiver. Lender hereby waives the requirement set forth in Section 9.4 of the Note Purchase Agreement and Section 8.4 of the Loan Agreement that the Company shall not permit, as of the end of any Fiscal Quarter, the ratio of Indebtedness of the Company on a consolidated basis to Effective Tangible Net Worth to be more than 1.75:1.00; provided that the foregoing waiver shall automatically be revoked and cease to be effective as of the earlier of (a) October 31, 2009 and (b) the end of any Fiscal Quarter at which the foregoing ratio is greater than 2.10:1.00.

2. Amendment of Exercise Price of Warrants. In consideration of the foregoing waiver, (a) the definition of Exercise Price contained in the 2008 Warrant is hereby amended and restated to read “at a price per share of $1.65” and (b) the definition of Warrant Price contained in Section 1.11 of the 2001 Warrant is hereby amended and restated as follows:

1.11 “Warrant Price” means $1.65 per share of Warrant Stock, which takes into account all adjustments pursuant to Section 4 hereof and Section 1.7 of the Registration Rights Agreement due to any applicable event that occurred prior to November 10, 2008, but as may be adjusted pursuant to Section 4 hereof and/or Section 1.7 of the Registration Rights Agreement due to any applicable event occurring after such date.

3. Increase in Interest Rate. In consideration of the foregoing waiver, (a) the interest rates under the Loan Documents shall be equal to the LIBOR Rate (as defined in each of the Loan Documents) + 9.30% per annum (reset on a periodic basis as provided in the Loan Documents) for any period during which the ratio of Indebtedness of the Company on a consolidated basis to Effective Tangible Net Worth is greater than 1.75:1.00 and (b) the interest rates under the Loan Documents shall be equal to the LIBOR Rate (as defined in each of the Loan Documents) + 6.30% per annum (reset on a periodic basis as provided in the Loan Documents) for any other period.

4. No Further Waiver; Amendment. Other than as specifically and expressly set forth above, nothing herein shall be construed as a waiver or amendment of any of the terms or conditions of the Loan Documents or the Warrants. This Agreement may not be amended except by an instrument in writing duly signed on behalf of Lender and the Company.

5. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, regardless of the laws or rules that might otherwise govern under applicable principles of conflicts of laws thereof.

6. Counterparts. This Agreement may be executed by facsimile or similar electronic transmission in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, Lender and the Company has duly executed this Agreement as of the date first above written.

SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul Heeschen
Name:	Paul Heeschen
Title:	General Partner

DIEDRICH COFFEE, INC.

By:	/s/ J. Russell Phillips
Name:	J. Russell Phillips
Title:	Chief Executive Officer

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